Exhibit 10.4

PROMISSORY NOTE
(929)

$18,000,000.00	Baltimore, Maryland
July 14, 2010

FOR VALUE RECEIVED, on or before July 31, 2040 (the “Maturity Date”), the undersigned 929 N. WOLFE STREET LLC, a Maryland limited liability company (the “Maker”), promises to pay to the order of Education Realty Operating Partnership, LP, a Delaware limited partnership (the “Lender” or “Holder”), the principal sum of EIGHTEEN MILLION AND NO/100 DOLLARS ($18,000,000.00), or so much thereof as has been drawn down and disbursed to Maker from time to time, together with interest thereon at a fixed rate of interest equal to the Contract Rate (herein defined), both principal and interest being payable in lawful money of the United States of America on the dates and in the manner as follows:

Commencing on the 1st day of September, 2010, and continuing on the same day of each and every month thereafter, monthly installments of interest only on the principal sum disbursed and remaining unpaid, computed at the then current Contract Rate, shall be paid to the Lender or the Holder hereof, to and including the 1st day of August, 2020; and

Commencing on the 1st day of September, 2020, and continuing on the same day of each and every month thereafter, monthly installments of principal and interest (using an amortization period of thirty (30) years), computed at the then current Contract Rate, shall be paid to the Lender or the Holder hereof, to and including the 1st day of July, 2040; and on the Maturity Date, a balloon payment of the entire unpaid principal balance, together with all accrued and unpaid interest, if not sooner paid, shall be due and payable in full.   The Lender has no obligation to extend or modify the final balloon payment.  Interest shall be computed on the basis of a 360 day year, actual days elapsed.

Subject to the limitations hereinafter set forth, (i) on or before July 31, 2015, the unpaid principal balance of the indebtedness hereby evidenced shall bear interest at a fixed rate per annum of ten percent (10%), (ii) from August 1, 2015 until July 31, 2020, the unpaid principal balance of the indebtedness hereby evidenced shall bear interest at a fixed rate per annum of twelve percent (12%), and (iii) from August 1, 2020 until the Maturity Date, the unpaid principal balance of the indebtedness hereby evidenced shall bear interest at a fixed rate per annum of fourteen percent (14%) (individually or collectively, the “Contract Rate”).

In the event that at any time prior to the Maturity Date, the Contract Rate shall exceed the maximum rate of interest the Holder may lawfully charge (the “Maximum Rate”) the Holder may, at its option and without notice to the Maker, charge interest at the Maximum Rate until such time as the Contract Rate falls below the Maximum Rate.

This Note is governed by the terms and conditions of that certain Construction Loan Agreement of even date herewith, as hereafter modified, amended and/or restated from time to time between the Maker and the Lender (the “Loan Agreement”).  The indebtedness and other obligations evidenced by this Note are further secured by and subject to the terms and provisions of the Collateral Documents (as defined in the Loan Agreement).  Upon an Event of Default as defined in the Loan Agreement, the Lender may exercise any and all remedies available under the Loan Documents (as defined in the Loan Agreement, including, but not limited to, accelerating the maturity of this Note and declaring all amounts immediately due and payable in full.

This is a “drawn down” note and not a “revolving” note.  The Maker may request draws from the Lender up to the maximum aggregate principal amount of this Note.  The Maker may repay any principal amounts disbursed by Lender at any time; provided, however, Maker may not reborrow any principal amounts repaid.  The entire balance of all advances hereunder that may be outstanding from time to time shall constitute a single indebtedness, and no single advance increasing the outstanding balance hereof shall itself be considered a separate loan, but rather an increase in the aggregate outstanding balance of the indebtedness evidenced hereby.

In the event any installment of principal and/or interest payable hereunder has not been received by the Lender or the holder hereof within ten (10) days of the date when due, the Maker, if not prohibited under Maryland law, shall pay a late charge equal to five percent (5%) of any such installment and the unpaid principal balance of the indebtedness hereby evidenced shall, at the Lender’s option, bear interest from the due date thereof until such payment is received at an interest rate which shall be equal to the lesser of (a) the Maximum Rate or (b) the Contract Rate (the “Default Rate”), compounded annually until paid.  Furthermore, in the event that the principal balance of the indebtedness hereby evidenced shall not be paid when due hereunder (whether at its stated maturity or by acceleration) the indebtedness evidenced hereby shall bear interest after maturity at the Default Rate.

Prepayment may be made in whole or in part at any time without premium or penalty.  All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Lender shall determine in its sole discretion.

All installments of interest, and the principal hereof, are payable at the office of the Lender at 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117, or at such other place as the Lender may designate in writing, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect the security for its payment, or to enforce its collection, or to represent the rights of the Lender in connection with any loan documentation executed in connection herewith, or to defend successfully against any claim, cause of action or suit brought by the Maker against the Lender, the Maker shall pay on demand all costs of collection and litigation (including court costs), together with a reasonable attorney's fee.

The Maker and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof, without notice to them and without affecting their liability thereon.

It is the intention of the Lender and the Maker to comply strictly with applicable usury laws and, accordingly, in no event and upon no contingency shall the holder hereof ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the Maximum Rate which the Lender may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess, such amount which, but for this provision would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, all lawful interest thereon and all lawful fees and charges in connection therewith, are paid in full, any remaining excess shall forthwith be paid to the Maker, or other party lawfully entitled thereto.  All interest paid or agreed to be paid by the Maker shall, to the maximum extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the Maximum Rate.  Any provision hereof, or of any other agreement between the holder hereof and the Maker, that operates to bind, obligate, or compel the Maker to pay interest in excess of such Maximum Rate shall be construed to require the payment of the Maximum Rate only.  The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the holder hereof and the Maker that is in conflict with the provisions of this paragraph.

This Note shall be governed and construed according to the statutes and laws of the State of Maryland from time to time in effect; it being intended that, as to the maximum rate of interest which may be charged, received, and collected hereunder, those applicable statutes and laws, whether state or federal, from time to time in effect, which permit the charging of a higher rate of interest, shall govern and control; provided, always, however, that in no event and under no circumstances shall the Maker be liable for the payment of interest in excess of the Maximum Rate permitted by such applicable law, from time to time in effect.

[SIGNATURE PAGE FOLLOWS]

PROMISSORY NOTE

SIGNATURE PAGE
(929)

IN WITNESS WHEREOF, the undersigned Maker has caused this Note to be executed by its duly authorized officer as of the date first written above.

929 N. WOLFE STREET LLC,
a Maryland limited liability company

By:	East Baltimore Development, Inc.,
Its Sole Member and General Manager

	By:	/s/ Cynthia P. Swisher (Seal)
	Name:	Cynthia P. Swisher
	Title:	Chief Financial Officer